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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported)  August 13, 2000

                                 HOLOGIC, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


    Delaware                     0-18281                         04-2902449
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  (State or Other              (Commission                    (I.R.S. Employer
   Jurisdiction                 File Number)                 Identification No.)
 of Incorporation)



35 Crosby Drive, Bedford, Massachusetts                           01730
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(address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code      (781) 999-7300
                                                        --------------


(Former Name or Former Address, If Changed Since Last Report)       NA
                                                                ----------
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ITEM 5.   OTHER EVENTS

     On August 13, 2000, the Registrant signed a definitive Asset Purchase and Sale Agreement (the "Purchase Agreement") to acquire the U.S. business assets of Trex Medical Systems Corporation ("Trex Medical") in exchange for $30 million in cash and a note in the amount of $25 million with a term of three (3) years.
The note would be secured by a mortgage on the Registrant's principal office in Bedford, Massachusetts as well as the research, development and manufacturing facility in Danbury, Connecticut which is to be acquired from Trex Medical.

     Trex Medical manufactures X-ray mammography systems used for the detection and diagnosis of breast cancer. Completion of the sale is expected to take place in mid to late September, subject to regulatory approvals and customary closing conditions. Pending receipt of these approvals and satisfaction of the closing conditions, the Registrant cannot guarantee that it will complete this purchase on schedule, if at all.

     If the sale is completed, the Registrant intends to continue the business activities of Trex Medical in the areas of mobile X-ray systems, X-ray systems for non-destructive testing, specialized medical X-ray imaging equipment for cardiac catheterization laboratories, digital radiographic/fluoroscopic (R/F) systems, electrophysiology products and general radiography products. The Registrant intends to take over approximately 550 employees at Trex Medical's current 62,500 square foot research and development, manufacturing and administrative site in Danbury, Connecticut and Trex Medical's 156,000 square foot leased facility in Littleton, Massachusetts. Under the Purchase Agreement, the Registrant would acquire approximately 49 issued U.S. and foreign patents.


     The terms of this transaction were as a result of arm's length negotiations between representatives of the Registrant and Trex Medical. Prior to the execution of the Purchase Agreement, there was no material relationship between the Registrant, and its affiliates, on the one hand, and Trex Medical, and its affiliates, on the other hand.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 28, 2000                      HOLOGIC, INC.


                                            By: /s/ Glenn Muir
                                                -----------------------
                                                Glenn P. Muir,
                                                Chief Financial Officer

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